As filed with the Securities and Exchange Commission on October 29, 2021

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SigmaTron International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-3918470
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2201 Landmeier Road

Elk Grove Village, Illinois 60007

(Address including Zip Code of Principal Executive Offices)

SigmaTron International, Inc. 2019 Employee Stock Option Plan

SigmaTron International, Inc. 2021 Non-Employee Director Restricted Stock Plan

SigmaTron International, Inc. 2021 Employee Stock Option Plan

(Full title of the plan)

Gary R. Fairhead

President and Chief Executive Officer

2201 Landmeier Road

Elk Grove Village, Illinois 60007

(847) 956-8000

(Name, address and telephone number, including area code, of agent for service)

With copies to:

Arthur Don, Esq.

Richard M. Cutshall, Esq.

Greenberg Traurig, LLP

77 West Wacker Drive, Suite 3100

Chicago, Illinois 60601

(312) 456-8400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “small reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share, to be issued pursuant to the SigmaTron International, Inc. 2019 Employee Stock Option Plan	150,000(3)	$8.61	$1,291,500	$119.72
Common Stock, par value $0.01 per share, to be issued pursuant to the SigmaTron International, Inc. 2021 Non-Employee Director Restricted Stock Plan	75,000(4)	$8.61	$645,750	$59.86
Common Stock, par value $0.01 per share, to be issued pursuant to the SigmaTron International, Inc. 2021 Employee Stock Option Plan	400,000(5)	$8.61	$3,444,000	$319.26

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of SigmaTron International, Inc.’s common stock, par value $0.01 per share (“Common Stock”) which become issuable because of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (c) and (h) of the Securities Act on the basis of the average of the high and low price of a share of Common Stock, as reported by The NASDAQ Capital Market on October 27, 2021.

(3)	This Registration Statement covers a total of 150,000 shares of Common Stock that are issuable under the SigmaTron International, Inc. 2019 Employee Stock Option Plan.
(4)	This Registration Statement covers a total of 75,000 shares of Common Stock that are issuable under the SigmaTron International, Inc. 2021 Non-Employee Director Restricted Stock Plan.
(5)	This Registration Statement covers a total of 400,000 shares of Common Stock that are issuable under the SigmaTron International, Inc. 2021 Employee Stock Option Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement will be delivered in accordance with Form S-8 and Rule 428(d) under the Securities Act of 1933, as amended (the “Securities Act”). These documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following document(s) filed with the Commission by SigmaTron International, Inc., a Delaware corporation (the “Company”), pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(1) The Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2021, filed with the Commission on July 23, 2021 (File No. 000-23248);

(2) The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2021, filed with the Commission on September 13, 2021 (File No. 000-23248);

(3) The description of the Company’s Common Stock which is contained in the Company’s Registration Statement on Form 8-A (File No. 000-23248), declared effective on February 9, 1994, and any amendment or report filed for the purpose of updating any such description; and

(4) The Company’s Current Reports on Form 8-K filed with the Commission on July 9, 2021, July 13, 2021, July  21, 2021, August  20, 2021, September  16, 2021, September  20, 2021, September  30, 2021, October  13, 2021, October  15, 2021 and October 22, 2021.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K, which information is not incorporated by reference herein) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation, in its certificate of incorporation, to limit or eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit.

Under Section 145 of the DGCL, a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify any person who was or is a party or is threatened to be made a party to any such threatened, pending or completed action by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) only against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent the appropriate court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

As permitted by Section 102(b)(7) of the DGCL, the Company’s certificate of incorporation and bylaws provide that the Company will indemnify and advance expenses, to the fullest extent permitted by the DGCL, to each person who is or was a director or officer of the Company, or who serves or served any other enterprise or organization at the request of the Company. This provision does not eliminate the directors’ fiduciary duties, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director of the Company may be subject to personal liability for breach of the director’s duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other applicable law, such as the United States federal securities laws or state or federal environmental laws.

The Company maintains directors’ and officers’ liability insurance for its directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

4.1	SigmaTron International, Inc. 2019 Employee Stock Option Plan (incorporated herein by reference to Exhibit 10.1 to the Company’ Form 8-K filed on September 17, 2019).

4.2	SigmaTron International, Inc. 2021 Non-Employee Director Restricted Stock Plan (incorporated herein by reference to Exhibit 10.1 to the Company’ Form 8-K/A filed on September 20, 2021).

4.3	SigmaTron International, Inc. 2021 Employee Stock Option Plan (incorporated herein by reference to Exhibit 10.1 to the Company’ Form 8-K filed on October 22, 2021).

5.1	Opinion of Greenberg Traurig, LLP.

23.1	Consent of BDO USA, LLP.

23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page hereto).

ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Elk Grove Village, state of Illinois, on October 29, 2021.

SIGMATRON INTERNATIONAL, INC.

By:	/s/ Gary R. Fairhead
Gary R. Fairhead Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Gary R. Fairhead and Linda K. Frauendorfer and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Position	Date

/s/ Gary R. Fairhead	Chairman of the Board of Directors and	October 29, 2021
Gary R. Fairhead	Chief Executive Officer (Principal Executive Officer) and Director

/s/ Linda K Frauendorfer	Chief Financial Officer, Secretary	October 29, 2021
Linda K. Frauendorfer	and Treasurer (Principal Financial and Principal Accounting Officer) and Director

/s/ Thomas W. Rieck	Director	October 29, 2021
Thomas W. Rieck

Director
Dilip S. Vyas

Director
Paul J. Plante

/s/ Barry R. Horek	Director	October 29, 2021
Barry R. Horek

/s/ Bruce J. Mantia	Director	October 29, 2021
Bruce J. Mantia